Exhibit 21.1

                             WINN-DIXIE STORES, INC.

                           SUBSIDIARIES OF REGISTRANT



         The Registrant (Winn-Dixie Stores, Inc.) has no parents.

         The following list includes all of the subsidiaries of the Registrant except fifteen wholly-owned inactive domestic subsidiaries of the Registrant and/or its subsidiaries.

         All of the subsidiaries listed below are included in the Consolidated Financial Statements. The Consolidated Financial Statements also include the fifteen presently inactive domestic subsidiaries mentioned above.

         Each of the following subsidiaries is owned by the Registrant except that two subsidiaries, the names of which are indented, are owned by the subsidiary named immediately above each indentation. All subsidiaries are wholly-owned except for Bahamas Supermarkets Limited, which is owned approximately 78% by W-D (Bahamas) Limited.

         Subsidiary                                    State of Incorporation
  Astor Products, Inc.                                          Florida
  Deep South Products, Inc.                                     Florida
  Dixie Packers, Inc.                                           Florida
  Fairway Food Stores Co., Inc.                                 Florida
  Monterey Canning Co.                                          California
  Save Rite Foods, Inc.                                         Florida
  W-D (Bahamas) Limited                                         Bahama Islands
    Bahamas Supermarkets Limited                                Bahama Islands
      The City Meat Markets Limited                             Bahama Islands
  WD Brand Prestige Steaks, Inc.                                Florida
  Winn-Dixie Atlanta, Inc.                                      Florida
  Winn-Dixie Charlotte, Inc.                                    Florida
  Winn-Dixie Louisiana, Inc.                                    Florida
  Winn-Dixie Midwest, Inc.                                      Florida
  Winn-Dixie Montgomery, Inc.                                   Kentucky
  Winn-Dixie Raleigh, Inc.                                      Florida
  Winn-Dixie Texas, Inc.                                        Texas